SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

January 14, 2008

HYDROGEN POWER, INC.

(Exact name of registrant as specified in charter)

Delaware	0-12374	84-0905189
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

201 ELLIOTT AVENUE, SUITE 400

SEATTLE, WASHINGTON 98119

 (Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (206) 223-0506

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Effective January 14 2008, Hydrogen Power Inc. has placed all employees, other than David Cade, the Chief Executive Officer, and Dr. Jasbir Kaur, on furlough due to lack of funds. Further, Mr. Cade has been informed that there are insufficient funds to pay his compensation as set forth in his Employment Agreement with HPI.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROGEN POWER, INC.
Date: January 18, 2008	By: /s/ David J. Cade _____________________________________ David J. Cade, Chief Executive Officer

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